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                                                                    Exhibit 4.29


                         PINE VALLEY MINING CORPORATION

                             SUBSCRIPTION AGREEMENT


THE ROCKSIDE FOUNDATION                  Number of Units:  4,000,000
(Name of Subscriber - please print)

                                         Aggregate Subscription Price:  $800,000
                                         (Number of Units x $0.20 per Unit)
Per:
     --------------------------------
     Signature of Subscriber

                                         524 North Avenue
                                         New Rochelle, New York  USA  10901
                                         ----------------------------------
                                         (Subscriber's Address)

Date:
      -------------------------------    ----------------------------------
                                         (Telephone Number)


                                         ----------------------------------
                                         (Email Address)

ACCEPTANCE: The Corporation hereby accepts the above subscription and the Corporation represents, warrants and covenants to the Subscriber that the representations and warranties made by the Corporation in this Subscription Agreement are true and correct in all material respects as of this date and that the Subscriber will have the benefit of and be entitled to rely on such representations and warranties.

PINE VALLEY MINING CORPORATION

Per:                                     Date:
     --------------------------------          --------------------------------
         Authorized Signatory





               SEE SUBSCRIPTION INSTRUCTIONS ON THE FOLLOWING PAGE

                            SUBSCRIPTION INSTRUCTIONS

1. Carefully review and consider the terms and conditions of this Subscription Agreement, including Schedule A.

2. If you wish to proceed with a subscription for Units of Pine Valley Mining Corporation, then you must complete all applicable portions of this Subscription Agreement.

      (a) If you are a resident of British Columbia or are not a resident of Canada, and you are subscribing for Units in reliance on the representations and warranties set out in subsection 4(d)(vi) of Schedule A, then you must complete and deliver to the Corporation a copy of the accredited investor questionnaire attached hereto as Schedule B.

      (b) If you are a resident of Ontario, then you must qualify to subscribe for Units in accordance with the representations and warranties set out in subsection 4(e) of Schedule A and must complete and deliver to the Corporation copies of both the accredited investor questionnaire attached hereto as Schedule B and the Representation Letter attached hereto as Schedule C, including Appendix "A" thereto.

3. Deliver your payment of the subscription price in accordance with the terms described under "Subscription" on Schedule A.

4. Return a completed copy of this Subscription Agreement, together with any Schedules that you are required to completed as described in item 2 above to the Corporation at: PINE VALLEY MINING CORPORATION, SUITE 501 - 535 THURLOW STREET VANCOUVER, BC V6E 3L2, ATTENTION: PRESIDENT (Phone: 604.682.4678 and Fax:
604.682.4698)

5. Retain copies of all documents for your records.

TO:       PINE VALLEY MINING CORPORATION

AND TO:   THE DIRECTORS THEREOF

1.    SUBSCRIPTION

The undersigned (the "Subscriber") hereby tenders to Pine Valley Mining Corporation (the "Corporation"), a British Columbia company, this subscription offer which, upon acceptance by the Corporation, will constitute an agreement (the "Subscription Agreement") of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Corporation, to issue and sell to the Subscriber, the number of Units of the Corporation (the particulars of the units being described below and referred to herein as the "Units"), set out on the first page of this Subscription Agreement (the "Subscriber's Units") for the aggregate subscription price set out on the first page of this Subscription Agreement (the "Subscription Price") all on the terms and subject to the conditions set forth in this Subscription Agreement.

Each Unit will consist of one Common share of the Corporation (a "Share") and one non-transferable Common share purchase warrant (a "Warrant"). Each Warrant will be exercisable by the holder to purchase one additional Share for a period of two years at a price of $0.22 per Share in the first year following the Closing (as defined below) and $0.25 per Share in the second year following the Closing. The Warrants will include provisions customarily included in warrants of TSX Venture Exchange listed issuers, including provisions pursuant to which the exercise price and the number of Shares that can be acquired by the holder on exercise will be adjusted in the event of any reorganization of the Corporations capital. Where applicable in this Subscription Agreement, references to Units will include the Shares issuable upon exercise of the Warrants.

Concurrent with the delivery of this Subscription Agreement, the Subscriber will deliver to the Corporation, in Canadian funds, the Subscription Price for the Subscriber's Units in the form of a wire transfer deposit or bank draft. Wire transfer instructions are attached as Schedule A to this Subscription Agreement.

The funds representing the Subscription Price will be held in trust by the Corporation pending the closing of the purchase and sale of the Subscriber's Units (the "Closing"). In the event this subscription is rejected by the Corporation or accepted only in part, the applicable amount of the Subscription Price will be returned to the Subscriber within 10 business days of the Closing, without interest or deduction, to the Subscriber at the address indicated on the first page of this Subscription Agreement. The Corporation has the right in its sole discretion to accept, reject or reduce any subscription for Units.

2.    CLOSING

The Closing will be completed at the offices of the Corporation within 10 business days after the Corporation receives the final letter of acceptance from the TSX Venture Exchange in connection with this Subscription Agreement. Upon closing, the Corporation will immediately issue the Subscriber's Units and promptly cause certificates representing the Subscriber's Units to be delivered to the Subscriber at the address indicated on the first page of this Subscription Agreement.

The Subscriber acknowledges that participation in the offering is subject to the acceptance of this Subscription Agreement by the Corporation, the draft or wire transfer, as applicable, representing payment of the Subscription Price being honoured upon presentation for payment, acceptance of the proposed offering by the TSX Venture Exchange, and certain other considerations.

3.    EXPENSES

Unless otherwise agreed with the Corporation, the Subscriber shall be responsible for its own expenses incurred in connection with the issue and sale of the Subscriber's Units.

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

4.    REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Subscriber hereby represents and warrants to the Corporation and acknowledges that the Corporation is relying upon such representations and warranties, as follows:

(a) if an individual, then the Subscriber is of the age of majority and has the capacity and competence to enter into and be bound by this Subscription Agreement and all other agreements contemplated hereby and this Subscription Agreement constitutes a legal, valid and binding agreement enforceable against the Subscriber;

(b)   if the Subscriber is not an individual, then:

      (i) if the Subscriber is a corporation, then the Subscriber is a valid and subsisting corporation and is in good standing under the laws of the jurisdiction of its incorporation;

      (ii) the Subscriber has the capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations hereunder;

      (iii) this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber and is a legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms; and

      (iv) the execution and delivery of this Subscription Agreement by the Subscriber will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Subscriber under (a) any contract to which the Subscriber is a party or by which it is bound; (b) any provision of the constating documents of the Subscriber; or (c) any judgment, decree, order or award of any court, government body or arbitrator having jurisdiction over the Subscriber;

(c) the Subscriber is resident in the jurisdiction set out on the first page of this Subscription Agreement;

(d) if the Subscriber is a resident of British Columbia or is not a resident of Canada, then the Subscriber is:

      (i) an individual purchasing the Subscriber's Units as principal for its own account, and not for the benefit of any other person, in a sufficient amount so that the aggregate acquisition cost for such Units is not less than $97,000;

      (ii) a corporation purchasing the Subscriber's Units as principal for its own account, and not for the benefit of any other person, in a sufficient amount so that the aggregate acquisition cost for such Units is not less than $97,000, and the Subscriber was not created, formed or established solely, and is not used primarily, to acquire securities or to permit purchases of securities without a prospectus in reliance on an exemption from the prospectus requirements of applicable securities legislation or, if the Subscriber was created or is used primarily for such purpose, each shareholder of the Subscriber has contributed not less than $97,000 for the purpose of investment by the Subscriber in the Subscriber's Units and all of such contributions have been invested in Units by the Subscriber;

      (iii) not a corporation or an individual (including, without limitation, a syndicate, partnership, trust, association or other form of unincorporated organization), the Subscriber is purchasing the Subscriber's Units as principal for its own account in a sufficient amount so that the aggregate acquisition cost for such Units is not less than $97,000, and either:

            (A) each beneficiary of the trust or each member of the syndicate, partnership, association or other unincorporated organization which is the beneficial purchaser has contributed for the Subscriber's Units at least $97,000 for the purpose of investment by the Subscriber in such Units and all such contributions have been invested; in Units by the Subscriber; or

            (B) such trust, syndicate, partnership, association or other unincorporated organization was not created solely or used primarily to permit purchases of securities without the benefit of a prospectus; or

      (iv) the Subscriber is not purchasing the Subscriber's Units as principal for its own account, the Subscriber is purchasing such Units in a sufficient amount so that the aggregate acquisition cost to the Subscriber for such Units is not less than $97,000, and the Subscriber is either:

            (A) a trust company or an insurer which has received a business authorization under the Financial Institutions Act (British Columbia) or is a trust company or an insurer authorized under the laws of another province or territory of Canada to carry on business in such province or territory, purchasing the Units as agent or trustee for accounts fully managed by the Subscriber; or

            (B) acting as agent for one or more disclosed principals, each of which is purchasing as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any part of the Subscriber's Units, each of which principals complies with the requirements of Subsections
            (d)(i), (ii) or (iii) above; or

            (C) a portfolio manager who manages the investment portfolios of clients through discretionary authority granted by one or more clients and is registered as a portfolio manager under the Securities Act (British Columbia) or the laws of another province or territory of Canada (or the Subscriber is not required to be registered or is exempt from registration) purchasing the Subscriber's Units as agent for accounts fully managed by the Subscriber;

      (v) a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation, or a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Corporation, or of an affiliate of the Corporation; or

      (vi) the Subscriber is purchasing the Subscriber's Units as purchaser for its own account, and not for the benefit of any other person, and the Subscriber is an "accredited investor" as defined in Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" in effect in British Columbia, and the Subscriber has completed the accredited investor questionnaire attached hereto as Schedule B;

(e)   if the Subscriber is a resident of Ontario, then the Subscriber is:


      (i) purchasing the Subscriber's Units as purchaser for its own account, and not for the benefit of any other person, and the Subscriber is an "accredited investor" as defined in Multilateral Instrument 45-103 entitled "Capital Raising Exemptions" in effect in British Columbia, and the Subscriber has completed, signed and delivered to the Corporation a copy of the accredited investor questionnaire attached hereto as Schedule B; and

      (ii) an "accredited investor" as defined in Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in the Representation Letter attached as Schedule C to this Subscription Agreement, and the Subscriber has completed, signed and delivered to the Corporation a copy of that Representation Letter, including Appendix "A" thereto;

(f) the Subscriber has not received, nor has it requested, nor does it have any need to receive, from the Corporation any offering memorandum with respect to the Subscriber's purchase of the Subscriber's Units;

(g) the Subscriber's Units are not being purchased by the Subscriber as a result of any warranties or representations with regard to the present or future value of the Subscriber's Units, that any person will resell or repurchase the Subscriber's Units, or that any person will refund the purchase price for the Subscriber's Units;

(h) no consent or approval of any person is required in connection with the execution and delivery of this Subscription Agreement by the Subscriber;

(i) the Subscriber realizes that its purchase of the Subscriber's Units, involves a high degree of risk and will be a speculative investment, and that he, she or it is able, without impairing Subscriber's financial condition, to bear the complete loss of the Subscription Price;

(j) the Subscriber, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Units and is able to bear the economic risk of loss of such investment;

(k) the Subscriber is purchasing the Subscriber's Units for investment only and not with a view to resale or distribution;

(l) the Subscriber shall notify the Corporation immediately if it anticipates that any representation or warranty made by the Subscriber herein will cease to be correct or if it becomes aware that any such representation or warranty has ceased to be correct; and

(m) to the extent necessary, the Subscriber has retained, at his, her or its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Subscription Agreement and ownership of the Units.

5.    RELIANCE UPON REPRESENTATIONS AND WARRANTIES

The Subscriber acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Corporation and its legal counsel in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase Units under relevant securities laws. The Subscriber further agrees that by accepting the Subscriber's Units, at the Closing, it shall be representing and warranting that the foregoing representations and warranties are true as at the Closing and will survive the completion of the sale of the Subscriber's Units. The Corporation and its legal counsel shall be entitled to rely on the representations and warranties of the Subscriber contained herein and the Subscriber shall indemnify and hold harmless the Corporation and its legal counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

6.    REPRESENTATIONS, WARRANTIES OF THE CORPORATION

By accepting this offer, the Corporation hereby represents and warrants to the Subscriber, and acknowledges that the Subscriber is relying upon such representations and warranties, as follows:

(a) the Corporation is a company formed by an amalgamation and validly existing under the laws of British Columbia, Canada, and is, with respect to the filing of annual reports with the British Columbia Registrar of Companies, in good standing;

(b) the Corporation is a reporting issuer in British Columbia, its Shares are listed and posted for trading on the TSX Venture Exchange, and the Warrants are not listed and posted for trading on the TSX Venture Exchange;

(c) the Corporation has the corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations hereunder;

(d) the Corporation has taken all necessary corporate action to authorize the execution, delivery and performance of this Subscription Agreement, and, upon acceptance by the Corporation and the TSX Venture Exchange, this Subscription Agreement will constitute a legal, valid and binding contract of the Subscriber enforceable against the Corporation in accordance with its terms;

(e) the Shares issued as part of the Subscriber's Units, when issued, sold and delivered in accordance with the terms of this Subscription Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of all liens, charges, claims and encumbrances;

(f) no order ceasing trading in the securities of the Corporation nor prohibiting sale of such securities has been issued to and is in effect against the Corporation or its directors, officers or promoters and to the best of the Corporation's knowledge no investigations or proceedings for such purposes are pending or threatened;

(g) to the best of the Corporation's knowledge, there is no action, suit, proceeding, claim, application, complaint or investigation pending or threatened before any court, regulatory body, governmental or non-governmental body against the Corporation and the Corporation is not subject to any judgment, order, writ, injunction, decree or award of any governmental authority to which it is subject; and

(h) the Corporation has not made an assignment in bankruptcy nor has a receiver been appointed in respect of the Corporation's assets, and, to the best of the Corporation's knowledge, no proceedings have been commenced against the Corporation or are threatened to be commenced, that could result in the Corporation making an assignment in bankruptcy or a receiver being appointed in respect of the Corporation's assets.

7.    RELIANCE UPON REPRESENTATIONS, AND WARRANTIES

The Corporation acknowledges that the foregoing representations and warranties are made by it with the intent that they may be relied upon by the Subscriber. The Corporation further agrees that, at the Closing, it shall be representing and warranting that the foregoing representations and warranties are true as at the Closing and will survive the completion of the sale of the Subscriber's Units. The Subscriber shall be entitled to rely on the representations and warranties of the Corporation contained herein and the Corporation shall indemnify and hold harmless the Subscriber and its legal counsel for any losses, claims, costs, expenses, damages or liabilities they may suffer or incur which are caused by or arise from, directly or indirectly, their reliance thereon.

8.    ACKNOWLEDGEMENTS AND COVENANTS OF THE SUBSCRIBER

The Subscriber hereby acknowledges and agrees that:

(a)   this subscription is irrevocable, unconditional and non-transferable;

(b) no prospectus has been filed by the Corporation with any of the securities regulatory authorities of the of Canada or the United States in connection with the issuance of the Subscriber's Units, no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units, and there is no government or other insurance covering the Units;

(c) the Corporation is distributing the Subscriber's Units in reliance on exemptions from the prospectus and registration requirements of the British Columbia Securities Act and the rules promulgated thereunder, together with the prospectus and registration requirements of any other applicable securities legislation and, as a result of the Subscriber acquiring the Units pursuant to such exemptions:

      (i) certain protections rights and remedies provided by the British Columbia Securities Act, including statutory rights of rescission or damages, will not be available to the Subscriber;

      (ii) the Subscriber may not receive information that might otherwise be required to be provided to the Subscriber under applicable securities laws; and

      (iii) the Subscriber is relieved from certain obligations that would otherwise apply under applicable securities laws;

(d) the Subscriber will notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing;

(e) there will be restrictions on the Subscriber's ability to resell the Units and the Subscriber has been advised to consult its own legal advisers with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and the Corporation is not, in any manner, responsible for ensuring compliance by the Subscriber with such restrictions);

(f) Bull, Housser & Tupper has acted as legal counsel to the Corporation in connection with this Subscription Agreement and has not acted for the Subscriber, and the Subscriber is, in no way, relying on any advice sought from or given by Bull, Housser & Tupper in connection with this Subscription Agreement; and

(g) the Subscriber is responsible for obtaining such legal advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by the Subscriber of this Subscription Agreement and the transactions contemplated hereby.

9.    PROVISIONS RESPECTING U.S. SECURITIES LAWS

The Subscriber further warrants, represents, agrees and acknowledges as follows:

(a) the Units issuable under this Subscription Agreement have not been and will not be registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or the applicable securities laws of any state of the United States and therefore may not be offered or sold by the Subscriber, directly or indirectly, in the United States without registration under United States federal and state securities laws except pursuant to an applicable exemption from the registration requirements of the 1933 Act and applicable state securities laws;

(b)   either:

      (1)   the Subscriber:

            (A) is not a "U.S. Person," as such term is defined by Rule 902 of Regulation S under the 1933 Act (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

            (B) was outside the United States at the time of execution and delivery of this Subscription Agreement;

            (C) acknowledges no offers to sell the Units were made by any person to the Subscriber while the Subscriber was in the United States;

            (D) acknowledges that the Units are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

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

            (E) agrees not to engage in hedging transactions with regard to the Units prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the 1933 Act; and

            (F) acknowledges and agrees with the Issuer that the Issuer shall refuse to register any transfer of the Units not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration under the 1933 Act; or

      (2)   the Subscriber:

            (A) understands and agrees that the Units are being offered to the Subscriber directly by the Issuer on a private placement basis in the United States pursuant to Rule 506 of Regulation D under the 1933 Act;

            (B) is an accredited investor as defined in Rule 501 of Regulation D under the 1933 Act and satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

            _____ Category 1  An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000;

            _____ Category 2  A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000;

            _____ Category 3  A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

            _____ Category 4  A trust that (a) has total assets in excess of
                              US$5,000,000, (b) was not formed for the specific purpose of acquiring the Securities and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Units;

            _____ Category 5  An investment company registered under the
                              Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

            _____ Category 6  A Small Business Investment Company licensed by the U.S. Small Business Administration under
                              Section 301 (c) or (d) of the Small Business
                              Investment Act of 1958;

            _____ Category 7  A private business development company as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940; or

            _____ Category 8  An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.


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            (C)   is acquiring the Units for the Subscriber's own account as a bona fide investment and not with a view to any resale, distribution or other disposition of the Units.

10.   U.S. AND OTHER LEGENDS

The Subscriber understands and acknowledges that, upon the original issuance thereof, and until such time as the same is no longer required under securities laws applicable to the issuance of the Subscriber's Units and the policies of the TSX Venture Exchange, the certificates representing the Subscriber's Units, and all certificates issued in exchange therefor or in substitution thereof, will bear legends in the form as required under such laws and policies. In particular, and without limiting the foregoing, until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing the Subscriber's Units, and all certificates issued in exchange therefor or in substitution thereof, will bear the following legend:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), THESE SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT IF APPLICABLE, (C) INSIDE THE UNITED STATES (i) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (ii) PURSUANT TO ANOTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM ACCEPTABLE TO THE COMPANY."

11.   FURTHER ASSURANCES

The Subscriber covenants and agrees to execute and deliver such further documents and to provide such further assurances as may reasonably be required by the Corporation to give effect to this Subscription Agreement including, without limiting the generality of the foregoing, all documents, assurances undertakings and other information as may be required from time to time under applicable securities laws and all regulatory or governmental bodies or stock exchanges having jurisdiction over the Corporation's affairs.

12.   NOTICES

Unless otherwise provided, any notice required or permitted under this Subscription Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the postal service, postage prepaid and addressed to the party to be notified at the address indicated for such party on the first page of this Subscription Agreement or at such other address as such party may designate by ten day's written notice to the other party given in the foregoing manner.

13.   AMENDMENT

This Subscription Agreement may not be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14.   ENTIRE AGREEMENT

This Subscription Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.

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

15.   TIME OF THE ESSENCE

Time will be of the essence of each provision of this Subscription Agreement. In the event the acceptance referred to in Section 2 has not been received from the TSX Venture Exchange within 60 days from the date hereof, notwithstanding the other provisions of this Subscription Agreement, this Subscription Agreement will be deemed to have terminated and will be of no further force and effect, and, if then delivered, the total Subscription Price for the Subscriber's Units will be returned to the Subscriber at the address indicated on the first page of the Subscription Agreement within 10 business days of such termination, without interest or deduction.

16.   GOVERNING LAW

This Subscription Agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of British Columbia and the laws of Canada applicable therein.

17.   ASSIGNMENT

Neither party will be permitted to assign this Subscription Agreement, nor any part of this Subscription Agreement, without the prior written consent of the other party. Any purported assignment without such consent is not binding or enforceable against any party.

18.   ENUREMENT

This Subscription Agreement enures to the benefit of and binds the parties and their respective heirs, executors, administrators, successors and permitted assigns.

19.   COUNTERPARTS

This Subscription Agreement may be executed and delivered in counterparts with the same effect as if both parties had signed and delivered the same document and all counterparts will be construed together to constitute one and the same original agreement.

20.   CURRENCY

Except as otherwise specifically provided, all references in this Subscription Agreement to amounts of money are expressed in Canadian dollars.

21.   DELIVERY BY FAX

Any party may deliver an executed copy of this Subscription Agreement by fax but that party will immediately dispatch by delivery in person to the other parties an originally executed copy of this Subscription Agreement.

22.   SEVERABILITY

If one or more provisions of this Subscription Agreement are held to be unenforceable in whole or in part under applicable law, such provision shall be deemed not to affect or impair the validity of any other provision of this Subscription Agreement and such void or unenforceable provision shall be severable from this Subscription Agreement.

                                   SCHEDULE A

                           WIRE TRANSFER INSTRUCTIONS

The Subscriber may pay the Subscription Price by a wire transfer to the Corporation as follows:

Beneficiary Bank:          Bank of Montreal
                           595 Burrard Street
                           Vancouver, B.C. V7X 1L7
                           Canada

Beneficiary:               Pine Valley Mining Corporation
                           535 Thurlow Street, Suite 501
                           Vancouver, B.C. V6E 3L2
                           Canada

Transit of Institution:    00040

US Bank Account:           4632-139

Canadian Bank Account:     1805-243

Swift BIC Code:            BOFMCAM2


Route Through US Correspondent Bank:

                           Harris Bank
                           New York, N. Y.
                           ABA # 026007760

                                   SCHEDULE B

              CERTIFICATE OF ACCREDITED INVESTOR (BRITISH COLUMBIA)

In connection with the purchase of Units of Pine Valley Mining Corporation (the "Corporation"), the undersigned Subscriber hereby represents, warrants and certifies to the Corporation that the Subscriber is an accredited investor within the meaning of Multilateral Instrument 45-103 - Capital Raising Exemptions in effect in British Columbia in the category indicated below:

         [Mark appropriate box]

[  ]   (a)  a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

[  ]   (b)  the Business Development Bank of Canada incorporated under the
            Business Development Bank of Canada Act (Canada);

[  ]   (c)  an association under the Cooperative Credit Associations Act
            (Canada) located in Canada;

[  ]   (d)  a subsidiary of any person or company referred to in paragraphs (a)
            to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[  ]   (e)  a person or company registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario);

[  ]   (f)  an individual registered or formerly registered under the securities legislation, or under the securities legislation of another jurisdiction of Canada, as a representative of a person or company referred to in paragraph (e);

[  ]   (g)  the government or Canada or a province, or any crown corporation or agency of the government of Canada or a province;

[  ]   (h)  a municipality, public board or commission in Canada;

[  ]   (i)  any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency of that government;

[  ]   (j)  a pension fund that is regulated by either the Office of the
            Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[  ]   (k)  a registered charity under the Income Tax Act (Canada);

[  ]   (l)  an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets(1) having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[  ]   (m)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

--------
1 Financial assets means cash and securities.

[  ]   (n)  a corporation, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

[  ]   (o)  a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

[  ]   (p)  a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities under a prospectus for which the regulator has issued a receipt;

[  ]   (q)  an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

[  ]   (r)  a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.


       The Subscriber acknowledges that the Corporation is relying on this Certificate to determine its suitability as a purchaser of Units of the Corporation. The Subscriber agrees that the representations and warranties contained herein will survive any issuance of the Units.

       Certified this _____________ day of _______________________, 2003.


                                       Subscriber:
                                                   -----------------------------

                                       Signature:
                                                   -----------------------------

                                       Name and Title of Signatory
                                       (if applicable)

                                       -----------------------------------------

                                       -----------------------------------------

                                  SCHEDULE C
              ONTARIO RESIDENTS PURCHASING AS ACCREDITED INVESTORS
                              REPRESENTATION LETTER

TO: PINE VALLEY MINING CORPORATION (the "Corporation")

In connection with the purchase by the undersigned subscriber (the "Subscriber") of that number of units ("Units") of the Corporation as set out in the attached Subscription Agreement, the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1. The Subscriber is resident in Ontario or is subject to the laws of the Province of Ontario;

2. The Subscriber is purchasing the Units as principal for its own account;

3. The Subscriber is an "accredited investor" within the meaning of Ontario Securities Commission Rule 45-501 promulgated under the Securities Act (Ontario) by virtue of satisfying the indicated criterion as set out in Appendix "A" to this Representation Letter;

4. The above representations, warranties and covenants will be true and correct both as of the execution of this Representation Letter and as of the closing of the subject Unit offering (the "Closing") and will survive the completion of the issuance of certificates representing the securities comprising the Units; and

5. The foregoing representations, warranties and covenants are made by the undersigned with the intent that they be relied upon in determining its suitability as a purchaser of Units and the undersigned agrees to indemnify the Corporation and its directors and officers against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon. The undersigned undertakes to immediately notify the Corporation at PINE VALLEY MINING CORPORATION, SUITE 501 THURLOW STREET, VANCOUVER, BC V6E 3L2, ATTENTION: PRESIDENT, of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

Dated: December _____, 2003




---------------------------------
Print name of Subscriber

By:
    -----------------------------
         Signature

---------------------------------
Title

 IMPORTANT: PLEASE INITIAL APPENDIX "A" IN ACCORDANCE WITH THE INSTRUCTIONS SET
                            FORTH ON THE NEXT PAGE.

                                  APPENDIX "A"

                                  TO SCHEDULE C

 NOTE: THE SUBSCRIBER MUST INITIAL BELOW BESIDE THE PORTION OF THE DEFINITION OF
                    "ACCREDITED INVESTOR" APPLICABLE TO IT.

ACCREDITED INVESTOR - (defined in Ontario Securities Commission Rule 45-501) means:

__________ (a) a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

__________ (b) the Business Development Bank incorporated under the Business Development Bank Act (Canada);

__________ (c) a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

__________ (d) a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit Associations Act (Canada), in each case, located in Canada;

__________ (e) a company licensed to do business as an insurance company in any jurisdiction;

__________ (f) a subsidiary of any company referred to in paragraph (a), (b),
(c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

__________ (g) a person or company registered under the Securities Act (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

__________ (h) the government of Canada or of any jurisdiction, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

__________ (i) any Canadian municipality or any Canadian provincial or territorial capital city;

__________ (j) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any instrumentality or agency thereof;

__________ (k) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

__________ (l) a registered charity under the Income Tax Act (Canada);

__________ (m) an INDIVIDUAL who beneficially owns, or who together with a spouse beneficially own, FINANCIAL ASSETS having an aggregate realizable value that, before taxes but net of any RELATED LIABILITIES, exceeds $1,000,000;

__________ (n) an INDIVIDUAL whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a SPOUSE exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

__________ (o) an INDIVIDUAL who has been granted registration under the Securities Act (Ontario) or securities legislation in another jurisdiction as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

__________ (p) a PROMOTER of the issuer or an affiliated ENTITY of a PROMOTER of the issuer;

__________ (q) a spouse, parent, grandparent or child of an OFFICER, DIRECTOR or PROMOTER of the issuer;

__________ (r) a PERSON or COMPANY that, in relation to the issuer, is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario) ("CONTROL PERSON");

__________ (s) an issuer that is acquiring securities of its own issue;

__________ (t) a company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

__________ (u) a person or company that is recognized by the Ontario Securities Commission as an accredited investor;

__________ (v) a MUTUAL FUND or NON-REDEEMABLE INVESTMENT FUND that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

__________ (w) a MUTUAL FUND or NON-REDEEMABLE INVESTMENT FUND that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario));

__________ (x) a MANAGED ACCOUNT if it is acquiring a security that is not a security of a MUTUAL FUND or NON-REDEEMABLE INVESTMENT FUND;

__________ (y) an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario);

__________ (z) an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

__________ (aa) a PERSON or COMPANY in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

FOR THE PURPOSES OF THIS APPENDIX:

(a) "company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(b) "control person" means any person, company or combination of persons or companies holding a sufficient number of any securities of the issuer to affect materially the control of the issuer but any holding of any persons, company or combination of persons or companies holding more than 20% of the outstanding voting securities of the issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of the issuer;

(c) "director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

(d) "entity" means a company, syndicate, partnership, trust or unincorporated or organization;

(e) "financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(f) "individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

(g) "managed account" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

(h) "mutual fund" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

      (i) "non-redeemable investment fund" means an issuer:

      (i) whose primary purpose is to invest money provided by its securityholders;

      (ii) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

      (iii) that is not a mutual fund;

(j) "officer" means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by-law or similar authority, or any individual acting in a similar capacity on behalf of the issuer;

(k) "person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

(l) "portfolio adviser" means

      (i) a portfolio manager; or

      (ii) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

(m) "promoter" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of the issuer, directly or indirectly, received in consideration of services or property, or both services and property, 10% or more of any class of securities of the issuer or 10% or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing or substantially reorganizing the business;

(n) "related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(o) "spouse" in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

AFFILIATED ENTITIES, CONTROL AND SUBSIDIARIES

1. A person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

2. A person or company is considered to be controlled by a person or company if

(a) in the case of a person or company,

      (i) voting securities of the first mentioned person or company carrying more than 50% of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of, the other person or company, and

      (ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50% of the interests in the partnership; or

(c) in the case of a limited partnership, the general partner is the second-mentioned person or company.

3. A person or company is considered to be a subsidiary entity of another person or company if

(a) it is controlled by,

      (i) that other, or

      (ii) that other and one or more persons or companies each of which is controlled by that other, or

      (iii) two or more persons or companies, each of which is controlled by that other, or

(b) it is a subsidiary entity of a person or company that is the other's subsidiary entity.


NOTE: ALL MONETARY REFERENCES ARE IN CANADIAN DOLLARS.

                          SCHEDULE TO EXHIBIT NUMBER -


The Company has also entered into additional documents which are substantially identical in all material respects to the document filed as an exhibit and which have been omitted from the exhibits. The following is a summary of the documents omitted and the material details in which such documents differ from the document filed:

1.       Subscription Agreement dated December 30, 2003 between the Company and
         R. Templeton Smith Foundation where by R. Templeton Smith Foundation participated in a private placement to purchase 2,330,000 units in the capital of the Company;

2. Subscription Agreement dated December 30, 2003 between the Company and Mark Smith where by Mr. Smith participated in a private placement to purchase 935,000 units in the capital of the Company;

3. Subscription Agreement dated December 29, 2003 between the Company and Clay Gillespie Financial Management Ltd. where by Clay Gillespie Financial Management Ltd. participated in a private placement to purchase 50,000 units in the capital of the Company;

4. Subscription Agreement dated December 29, 2003 between the Company and Mark Fields where by Mr. Fields participated in a private placement to purchase 50,000 units in the capital of the Company;

5. Subscription Agreement dated December 29, 2003 between the Company and Lei Wang where by Ms. Wang participated in a private placement to purchase 10,000 units in the capital of the Company;

6. Subscription Agreement dated December 30, 2003 between the Company and Jeanette Christine Mackenize where by Ms. Mackenzie participated in a private placement to purchase 50,000 units in the capital of the Company;

7. Subscription Agreement dated December 22, 2003 between the Company and Lorenzo Marchionda where by Mr. Marchionda participated in a private placement to purchase 100,000 units in the capital of the Company;

8. Subscription Agreement dated December 29, 2003 between the Company and Bill Ayukawa where by Mr. Ayukawa participated in a private placement to purchase 50,000 units in the capital of the Company; and

9. Subscription Agreement dated December 29, 2003 between the Company and Kevin Ayukawa where by Mr. Ayukawa participated in a private placement to purchase 25,000 units in the capital of the Company.